UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported)                         April 1, 2005

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Center
400 North Roxbury Drive, Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 888-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   On April 1, 2005, Stephen D. McAvoy, Senior Vice President, Controller and Principal Accounting Officer, retired from City National Corporation and City National Bank (collectively, the “Company”).

(b)   Effective April 1, 2005, the Company appointed Nancy Gilson as Vice President and Controller of the Company.  As part of Ms. Gilson’s functions and duties in her position as Vice President and Controller, she will be responsible for accounting policy and practices, under the supervision of Christopher Carey, Chief Financial Officer of the Company.  Ms. Gilson is a Certified Public Accountant.

Ms. Gilson, age 49, served as Vice President and Assistant Controller of City National Bank from December 13, 2004 through April 1, 2005.  From September 2002 until commencing work at City National Bank, Ms. Gilson served as the Vice President, Financial Reporting for California National Bank and from March 1997 to September 2002, she served as Vice President, Controller for California National Bank.

The terms of Ms. Gilson’s at-will employment are set forth in an offer letter from the Company to Ms. Gilson dated November 12, 2004.  The offer letter states an annual base salary of $110,000 and eligibility to participate in the Company’s Key Officer Bonus Plan, the Company’s Stock Award Program, the City National Bank Profit Sharing Plus Plan and to participate in the Company’s other compensation and benefit programs that are available to the Company’s vice presidents generally.

Ms. Gilson received a one time signing bonus of $10,000 at the commencement of employment, which bonus must be repaid if Ms. Gilson voluntarily leaves employment of the Company before one year has elapsed from her start date.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

April 7, 2005	/s/ Christopher J. Carey
Christopher J. Carey
Executive V.P. and Chief Financial Officer
(Authorized Officer and Principal Financial
Officer)